                                                                    EXHIBIT 99.3

                       UNIVERSAL STANDARD HEALTHCARE, INC.
                            STOCK PURCHASE AGREEMENT

                                  July 16, 1998



Laboratory Corporation of America Holdings
358 South Main Street, Third Floor
Burlington, North Carolina 27215

Gentlemen:

         The undersigned, Universal Standard Healthcare, Inc., a Michigan corporation (the "Company") , agrees with you (the "Purchaser") as follows:

         1.       Sale and Purchase of Purchased Shares; Closing.

         1.1      Agreement to Sell and Purchase Purchased Shares.

                  (a) The Company agrees to sell to the Purchaser and the Purchaser agrees to purchase from the Company, subject to the terms and conditions hereof and in reliance upon the representations and warranties contained herein, on the Closing Date hereinafter referred to, the number of shares of common stock of the Company (the "Common Stock") set forth opposite the Purchaser's name in Exhibit 1.1 hereto (the "Purchased Shares"). The purchase price of such shares shall be $3.00 per share (the "Purchase Price"). The Purchase Price for the Common Stock purchased pursuant to this Section 1.1(a) shall be payable in cash on the Closing Date.

                  (b) The shares of Common Stock issued pursuant to Section 1.1(a) shall be referred to in this Agreement as the Purchased Shares.

         1.2 Closing. Delivery of and payment for the Purchased Shares shall be made on August 3, 1998, at the offices of Dykema Gossett, PLLC, 400 Renaissance Center, Detroit, Michigan 48243 or such other date and at such place as is mutually agreed upon by the Company and the Purchaser (the "Closing Date"), subject to Section 5(a) below. On the Closing Date, (i) the Company will deliver to the Purchaser, against payment of the Purchase Price therefor in immediately available funds delivered by wire transfer to Company, a certificate dated such Closing Date and registered in the Purchaser's name for the number of Purchased Shares set forth opposite the Purchaser's name in
Exhibit 1.2A hereto, (ii) the Purchaser and the Company shall have entered into a Shareholders' Agreement, in the form attached hereto as Exhibit 1.2B (the

"Shareholders' Agreement"); (iii) there shall be delivered an opinion of counsel for the Purchaser in a form acceptable to the Company relating to this Agreement and the other agreements to be delivered at the closing (the "Other Agreements") and the transactions contemplated by this Agreement and such Other Agreements and there shall be delivered an opinion of counsel for the Company in a form acceptable to the Purchaser relating to this Agreement and the Other Agreements to be delivered at the closing (the "Other Agreements") and the transactions contemplated by this Agreement and such Other Agreements; (iv) there shall be delivered the certificates referred to in Section 5(a)(i) and 5(b)(i); (v) there shall be delivered a certificate of the secretary of the Purchaser certifying the resolutions of the Board of Directors of the Purchaser approving this Agreement and the performance by the Purchaser of its obligations hereunder;
(vi) there shall be delivered a certificate of the secretary of the Company certifying the resolutions of the Board of Directors of the Company approving this Agreement and the performance by the Company of its obligations hereunder;
(vii) the Company, the Purchaser and NBD Bank shall have entered into and delivered the NBD Subordination Agreement (as defined below), in a form mutually acceptable to the parties thereto; (viii) the parties to the Voting Agreement, the Co- Marketing Agreement and the Security Agreement shall enter into and deliver such agreements in the form attached hereto as Exhibits 1.2C, 1.2D and 1.2E, respectively; (ix) there shall be delivered the consent of NBD Bank to this Agreement and the performance by the Company of its obligations hereunder, which consent shall include a waiver of the provisions of the Loan Agreement (as defined below) in a form reasonably acceptable to the Purchaser; and (x) there shall be delivered the waiver by The Kaufmann Fund, Inc. of the Kaufmann Preemptive Rights (as defined below) in a form acceptable to the Purchaser.

         2. Representations and Warranties. (a) The Company represents and warrants to the Purchaser as of the date hereof as follows:

               (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Michigan with corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted and to enter into and perform its obligations under this Agreement. Exhibit 2(i)(A) is a true copy of the Articles of Incorporation (with all amendments) of the Company (the "Articles of Incorporation"). Exhibit 2(i)(B) is a certificate of good standing of the Company certified by the Michigan Department of Consumer and Industry Services, dated July 14, 1998. Exhibit 2(i)(C) is a true copy of the By-laws of the Company (with all amendments) (the "By-Laws"). The Company is duly qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business require such qualification, except to the extent that the failure to so qualify would not have a material adverse effect on the condition, financial or otherwise, or the assets, liabilities, business prospects, earnings or business affairs of the Company and its subsidiaries, considered as one enterprise ("Material Adverse Effect").

               (ii) Each subsidiary of the Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation, has corporate power and authority to own, lease and operate its properties and to conduct its business as currently conducted; all of the issued and outstanding capital stock of each such subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, except for pledges to NBD Bank. Each subsidiary of the Company is duly qualified as a foreign corporation to do business in all jurisdictions in which the nature of its properties and business require such qualification, except to the extent that the failure to so qualify would not have a Material Adverse Effect.

               (iii) The Company has delivered the SEC Filings (as defined below), including audited financial statements of the Company and its subsidiaries as of and at December 31, 1997 and unaudited financial statements of the Company and its subsidiaries as of and at March 31, 1998, and unaudited monthly financial statements of the Company and its subsidiaries as of and at April 30, 1998 and May 31, 1998 (the "Monthly Financials"), shown on Exhibit 2(iii)(A) attached hereto. (The audited and unaudited financial statements of the Company are hereinafter referred to as the "Financials.) The unaudited Financials, including the Monthly Financials, have been prepared in accordance with GAAP (as defined below) consistently applied (subject to the lack of footnote disclosure and charges resulting from normal year-end adjustments). The Financials fairly present the financial condition of the Company as of the dates thereof. Since May 31, 1998, except as set forth on Exhibit 2(iii)(B), (A) there has been no material adverse change in the condition, financial or otherwise, or in the assets, liabilities, business prospects, earnings or business affairs of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, from that disclosed in the SEC Filings and Monthly Financials, (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock. This Agreement, the Exhibits hereto, the SEC Filings and the Monthly Financials do not contain any untrue statement of a material fact and do not omit to state a material fact necessary in order to make the statements contained herein or therein not misleading.

               (iv) The authorized capital of the Company consists of 20,000,000 shares of Common Stock; provided that the Company has obtained shareholder approval to increase the authorized capital of the Company to 40,000,000 shares of Common Stock and 10,000,000 shares of Preferred Stock (the "Amendment"). All the outstanding Common Stock is validly issued, fully paid and non-assessable and has been issued in full compliance with applicable law. The Purchased Shares have been duly authorized for issuance and sale to the Purchaser pursuant to this Agreement and, when issued and delivered by the Company pursuant to this Agreement against payment therefor in the manner herein described, will be validly issued and fully paid and non-assessable; and the issuance of the Purchased Shares is not subject to preemptive or other similar rights, except for preemptive rights held by The Kaufmann Fund, Inc. under a certain Stock Purchase Agreement (the "Kaufmann Agreement") dated June 8, 1998 (the "Kaufmann Preemptive Rights"). No further approval or authority of any shareholder (except as may be required to list the Purchased Shares with The Nasdaq Stock Market, Inc. (" Nasdaq")) or the Board of Directors of the Company is required for the issuance and sale of the Purchased Shares as contemplated herein. None of the outstanding shares of the Common Stock are entitled to cumulative voting rights, preemptive rights, anti-dilution rights or registration rights under the Securities Act of 1933, as amended (the "Securities Act"), (except as set forth in the Kaufmann Agreement, a Stockholders Agreement dated June 28, 1991 (the "Original Stockholders Agreement"), the Westsphere Warrant (as defined below), the Debentures (as defined below) and a Warrant dated July 8, 1998 issued to NBD Bank (the "NBD Warrant") copies of which are attached as Exhibits 2(iv)A, 2(iv)B, 2(iv)C, 2(iv)D and 2(iv)E respectively). The Company has outstanding no option, warrant or other commitment to issue or to acquire any shares of its capital stock, or any security or obligations convertible into or exchangeable for its capital stock nor has it given any person or entity any right to acquire from the Company or sell to the Company any shares of its capital stock, except as provided in the Kaufmann Agreement, a certain Warrant dated June 18, 1992, issued to WestSphere Funding, Ltd. (the "WestSphere Warrant"), the 1992 Stock Option Plan, the Directors Stock Option Plan, the Employee Stock Purchase Plan, Non-Qualified Stock Option Agreements with Robert DeCresce, Thomas Marquard, Alan Ker, Anthony Bonelli, Marvin Eisner and Marvin Eisner, dated February 13, 1992, May 31, 1992, May 31, 1992, June 24, 1992, June 20, 1992 and June 28,
1992, respectively, the 8.25% Convertible Subordinated Debentures Due February 1, 2006 (the "Debentures"), and the NBD Warrant. Certain information with respect to the foregoing documents are set forth on Exhibit 2(iv)F. There is, and immediately upon the Closing hereunder there will be, no agreement, restriction or encumbrance with respect to the sale or voting of any shares of capital stock of the Company to which the Company is a party, except the Voting Agreement, the LCA Voting Agreement, the Shareholders' Agreement and the Original Stockholders Agreement. Assuming the accuracy of the Purchaser's representations set forth in Section 3 hereof, the issuance of the Purchased Shares in accordance with the terms of this Agreement is exempt from registration under the Securities Act and the Company has complied with all federal and state securities laws in connection with such issuance which are required to be complied with prior to the date hereof and will comply with all such requirements in connection with such issuance which are required to be complied with prior to the Closing Date.

               (v) The execution, delivery and performance of this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement and the Security Agreement and the consummation of the transactions contemplated herein and therein, and compliance by the Company with its obligations hereunder and thereunder (A) have been duly authorized by all necessary corporate action, (B) will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any of its subsidiaries pursuant to any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any of its subsidiaries is subject, (C) will not violate the provisions of the Articles of Incorporation or By-laws of the Company or the articles of incorporation or certificate of incorporation or by-laws of any of its subsidiaries and will not violate any law, administrative regulation or administrative or court decree applicable to the Company or any of its subsidiaries, (D) do not give any person or entity rights to terminate any agreements with the Company or any of its subsidiaries or otherwise exercise any rights against the Company of any of its subsidiaries, and (E) will not cause any payment or performance obligation of the Company or any of its subsidiaries to be accelerated, including, but not limited to any acceleration of any payment due under any note, debenture or bond, and (f) will not cause the acceleration of any outstanding rights to purchase or convert any instrument into capital stock of the Company, except (i) as set forth in the Security Agreement, (ii) that the consent of NBD Bank is required prior to the consummation of the transactions contemplated herein, and the compliance by the Company with its obligations hereunder, pursuant to a certain Revolving Credit and Loan Agreement dated September 27, 1997 (the "Loan Agreement"), (iii) to the extent any approval of the shareholders of the Company is required by the rules of Nasdaq, and (iv) that the waiver by The Kaufmann Fund Inc. of the Kaufmann Preemptive Rights is required prior to the issuance of the Purchased Shares.

               (vi) No authorization, approval or consent of any court, governmental authority or agency or any securities exchange including Nasdaq, is necessary in connection with the execution, delivery and performance by the Company of this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement and the Security Agreement, the consummation of the transactions contemplated herein or therein, the compliance by the Company with its obligations hereunder or thereunder, including the offering, issuance or sale of the Purchased Shares hereunder, except to the extent any approval of the shareholders of the Company is required by the rules of Nasdaq.

               (vii) The Company has the unconditional corporate power and authority, and has taken all required corporate action necessary to execute and deliver this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement and the Security Agreement, and to sell the Purchased Shares and otherwise to perform its obligations hereunder and thereunder, except to the extent the approval of the shareholders of the Company is required by the rules of Nasdaq. This Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement and the Security Agreement have been duly authorized, executed and delivered by the Company, and constitute the legal, valid and binding obligations of the Company, enforceable against it in accordance with their respective terms.

               (viii) Neither the Company nor any of its officers, directors or affiliates (as defined in the Securities Act) and the rules and regulations of the Securities and Exchange Commission (the "SEC") thereunder (the "Securities Act Regulations") has taken or will take, directly or indirectly, any action designed to or which has constituted or which might reasonably be expected to cause or result, under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or otherwise, in stabilization or manipulation of the price of any security of the Company, to facilitate the sale or resale of the Purchased Shares.

               (ix) The Company is not, and does not intend to conduct its business in a manner in which it would become, an "investment company" as defined in Section 3(a) of the Investment Company Act of 1940, as amended.

               (x) The Company is eligible to use Form S-3 as promulgated by the SEC.

               (xi) The net proceeds to the Company of the transactions contemplated hereby will be used in strict accordance with Exhibit 2(xi) attached hereto.

               (xii) Assuming the accuracy of the Purchaser's representations set forth in Section 3 hereof and The Kaufmann Fund, Inc.'s representations set forth in the Kaufmann Agreement, all securities issued by the Company which are issued and outstanding immediately after the Closing Date will have been offered and sold in full compliance with all applicable federal and other securities laws in effect at the time of any such issuance and sale.

               (xiii) Attached hereto as Exhibit 2(xiii) is a true, correct and complete list of all of the Company's Debt (as defined below) which is secured by a security interest in the assets of the Company or its subsidiaries, setting forth the name of such creditor, the amount due to such creditor as of a specified date within 45 days of the date of this Agreement, and the assets of the Company or its subsidiaries subject to each such security interest.

               (xiv) Except as set forth in the SEC Filings and on Exhibit 2(xiv), the Company and its subsidiaries have no outstanding unpaid tax liabilities (except for taxes which are currently accruing from its current operations and ownership of property, and which are not delinquent), no tax deficiencies have been proposed or assessed against the Company or any of its subsidiaries and there are no pending audits of the Company or any of its subsidiaries' federal or state income tax returns, which have resulted in or are likely to result in the assessment of any material tax liability against the Company or any of its subsidiaries. Except as set forth on Exhibit 2(xiv), to the best of the knowledge of the Company, the Company has accurately completed and filed, or will file within the time prescribed by law (including extensions of time to be filed, approved by the appropriate taxing authorities) all tax returns and reports required to be filed and has paid or made adequate provision in the Financials for the payment of all taxes, interest and penalties due or to be due for periods covered by the Financials.

                (xv) Except as set forth on Exhibit 2(xv), neither the Company nor any of its subsidiaries is a party to any litigation or administrative proceeding, nor to the knowledge of the Company, is any such litigation or administrative proceeding threatened against the Company or its subsidiaries, which in either case would have a Material Adverse Effect, or which concerns the transactions contemplated by this Agreement, the Voting Agreement, the Shareholders' Agreement, the NBD Subordination Agreement, the Co-Marketing Agreement or the Security Agreement..

               (xvi) Except as set forth on Exhibit 2(xvi), to the Company's knowledge, the Company and its subsidiaries are not in violation of any Environmental Law or regulations involving the Company or any of its subsidiaries' operations, facilities and property. Neither the Company nor any of its subsidiaries has received notice that it is currently in violation of any Environmental Law or regulation. To the Company's knowledge, the Company and its subsidiaries have all necessary permits, licenses and approvals required by any Environmental Law to operate their businesses, and is in compliance with such permits, licenses and approvals. "Environmental Law" means any federal, state or local law, whether common law, court or administrative decision, ordinance, regulation, rule, court order or decree or administrative order relating to the environment, public health, any hazardous material or environmental activity or condition in effect from time to time, including, but not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 9601 et seq.), the Federal Water Pollution Control Act (33 U.S.C. Section 1251 et seq.), the Clean Air Act (42 U.S.C.
Section 2601 et seq.), and the Occupational Safety and Health Act (29 U.S.C.
Section 6451 et seq.), as such laws have been amended or supplemented from time to time, and any similar present or future Federal, state or local statute, ordinance, rule or regulation.

               (xvii) Except as set forth on Exhibit 2(xvii), each Plan of the Company which is not a Multiemployer Plan is Fully-Funded and no Reportable Event has occurred with respect to any such Plan. Further, except as set forth on Exhibit 2(xvii), the Company has no Withdrawal Liability to any Multiemployer Plan. "Plan" means any pension plan as defined in Section 3(2) of ERISA which is subject to Title IV of ERISA. "Fully-Funded" means that a plan has sufficient assets to satisfy the Plan's accrued liabilities to participants as determined by the Plan's enrolled actuary. "Reportable Event" means an event described in ERISA Section 4043(c) and the regulations thereunder. "Withdrawal Liability" means the amount determined under ERISA Section 4211 and the regulations thereunder, computed as if the Company is currently withdrawing. "Multiemployer Plan" means a multiemployer plan described in ERISA Section 3(37). "ERISA" means the Employee Retirement Income Security Act of 1974.

               (xviii) Except as set forth in Exhibit 2(xviii) the Company has not made a commitment, and has taken no action that could result in a claim, for any brokers', finders', or similar fees or commitments in respect to the transactions described in this Agreement.

               (xix) To the best of the Company's knowledge, neither the Company, its subsidiaries nor any employee, agent or representative thereof has directly or indirectly used funds or other assets of the Company or its subsidiaries for illegal contributions, gifts, or payments to or for the benefit of any governmental official or employee, has received or made bribes or kickbacks or have paid amounts with an understanding that rebates or refunds will be made in contravention of any laws.

               (xx) Attached as Exhibit 2(xx) are financial projections for the Company's managed care operations for the three years ended December
31, 2001 (the "Projections"). To the best of the Company's knowledge, as of the date of this Agreement, the Company has a reasonable basis for making the Projections.

               (xxi) Except as set forth in Exhibit 2(xxi), the Company and its subsidiaries have all necessary permits, licenses and approvals required by any applicable law or regulation (outside of Environmental Laws) to operate their businesses and are in compliance with such permits, licenses and approvals.

         3. Representations and Warranties of the Purchaser. The Purchaser represents and warrants to the Company as follows:

         3.1 Investment Representations. The Purchaser is purchasing the Purchased Shares for its own account for investment and not with a view to or for sale or transfer, except for sales or transfers permitted hereunder.

         3.2   Status of Investor.

               (a) The Purchaser is an Accredited Investor as that term is defined in Regulation D (17 C.F.R. 230.501 - 230.506).

               (b) The Purchaser was not organized for the specific purpose of acquiring the Purchased Shares.

               (c) The address set forth on the first page of this letter is the Purchaser's principal place of business, unless otherwise disclosed to the Company in writing.

         3.3 Restrictions. The Purchaser is aware that the Purchased Shares delivered hereunder have not been registered under the Securities Act, or under applicable state securities laws, and that the Company in issuing the Purchased Shares will be relying upon, among other things, the Purchaser's representations and warranties contained in Section 3 of this Agreement, in concluding that such issuance is a "private offering" and does not require compliance with the registration provisions of the Securities Act and applicable state securities laws. The Purchaser will not sell, transfer or otherwise dispose of the Purchased Shares except in compliance with Section 3.7 of this Agreement. In addition, the Purchaser is aware that the Purchased Shares shall contain the following legend:

         THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR UNDER ANY OTHER SECURITIES LAWS. THEY MAY NOT BE SOLD OR OFFERED FOR SALE IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT AS TO THESE SECURITIES UNDER SAID ACT AND ANY OTHER APPLICABLE

          SECURITIES LAW, OR AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE CORPORATION THAT SUCH REGISTRATION IS NOT REQUIRED OR A WRITTEN ADVICE FROM THE SECURITIES AND EXCHANGE COMMISSION AND APPLICABLE STATE SECURITIES AGENCIES, OR A MEMBER OF THE STAFF THEREOF, THAT "NO-ACTION" WOULD BE RECOMMENDED IF THE PROPOSED TRANSFER WERE TO BE MADE WITHOUT THE FILING OF A
          REGISTRATION STATEMENT (OR ANY COMBINATION OF   THE
          FOREGOING).

The Purchaser agrees that the Company may issue instructions to its transfer agent to place, or may itself place, a "stop transfer order" with respect to the Purchased Shares, provided, however, that such "stop transfer orders" shall not be enforced if the Purchased Shares are sold or transferred in a transaction which complies with Section 4.7 hereof.

         3.4 Access. The Purchaser has received and reviewed a copy of the following documents: (a) the Company's Annual Report on Form 10-K, and the amendment thereto on Form 10-K-A, for the fiscal year ended December 31, 1997, and (b) the Company's Quarterly Report on Form 10-Q for the period ended March 31, 1998 (the "SEC Filings"). The Purchaser has been given access to the Company's facilities, records and books; the Purchaser has had an opportunity to ask questions of and receive answers from the Company and its officers and directors concerning the Company, its subsidiaries and the terms and conditions of the sale of the Purchased Shares and to obtain any additional information which the Company possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of the information furnished to the Purchaser; and the Purchaser has made such investigation and examination of the affairs of the Company and its subsidiaries and have obtained such information relating thereto as the Purchaser deems necessary. The Purchaser understands that the Purchased Shares issuable pursuant to this Agreement are "restricted securities" within the meaning of Rule 144 (17 C.F.R. 230.144) promulgated under the Securities Act, and that they must be held indefinitely, unless they are subsequently registered under the Securities Act, and under applicable securities laws, or exemptions from such registrations are available.

         By virtue of the Purchaser's investment acumen, knowledge and business experience and independent advice, the Purchaser is capable of understanding and evaluating the risks, hazards and merits of participating in the purchase of Purchased Shares to be made by the Purchaser. The Purchaser has substantial financial means and is able to bear the economic risk of participating in the purchase of the Purchased Shares.

         3.5 Due Execution of Agreement. This Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement and the Security Agreement have been duly authorized, executed and delivered by the Purchaser and constitute the legal, valid and binding obligations of the Purchaser enforceable in accordance with their respective terms, except as may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting enforcement, creditors' rights generally and by general principles of equity whether considered in a proceeding at law or in equity.

         3.6 Inducement. The Purchaser agrees with the Company that each warranty, representation and covenant contained in Section 3 of this Agreement is a material inducement to the Company to enter into and to perform each of the obligations undertaken by it in this Agreement and to sell the Purchased Shares.

         3.7 Transferability. The Purchaser hereby agrees that it will not transfer any of its Purchased Shares without an effective registration statement relating thereto, or an opinion of counsel reasonably satisfactory to the Company that such registration is not required under the Securities Act and applicable state law, or a written advice from the SEC and applicable state securities agencies, or a member of the staff thereof, that "no-action" would be recommended if the proposed transfer were to be made without the filing of a registration statement (or any combination of the foregoing). In addition, the Purchaser hereby agrees that it will not transfer any of its Purchased Shares except in compliance with the Shareholders Agreement.

         3.8 Incorporation. The Purchaser has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware with corporate power and authority to own, lease and operate its properties and to conduct its business as now conducted and to enter into and perform its obligations under this Agreement.

         3.9 Due Authorization. The execution, delivery and performance of this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement and the Security Agreement and the consummation of the transactions contemplated herein and compliance by the Purchaser with its obligations hereunder have been duly authorized by all necessary corporate action and will not conflict with or constitute a breach of, or default under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Purchaser or any of its subsidiaries pursuant to, any contract, indenture, mortgage, loan agreement, note, lease or other instrument to which the Purchaser or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Purchaser or any of its subsidiaries is subject, nor will such action result in any violation of the provisions of the charter or by-laws of the Purchaser or any applicable law, administrative regulation or administrative or court decree.

         3.10 Consents. No authorization, approval or consent of any court or governmental authority or agency is necessary in connection with the execution, delivery and performance of this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement and the Security Agreement by the Purchaser and the consummation of the transactions contemplated therein and compliance by the Purchaser with its obligations thereunder.

         4. Representations, Warranties and Agreements to Survive Delivery. All representations, warranties, indemnifications, covenants and agreements contained in this Agreement or the Exhibits hereto, or contained in certificates of officers of the Company or the Purchaser delivered at the Closing Date pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made or not made by or on behalf of any Purchaser or controlling person, or by or on behalf of the Company or any controlling person, and further regardless of whether the Company or the Purchaser could have known of a misrepresentation or breach of representation, warranty or agreement, and shall survive the execution and delivery of the Agreement, the closing hereunder and the delivery of the Purchased Shares to the Purchaser.

         5.   Conditions to Closing.

              (a) The obligations of the Purchaser to go forward on the Closing Date with the consummation of the transactions contemplated herein is subject to the satisfaction, or waiver, of each of the following conditions precedent:

                     (i) On and as of the Closing Date, all of the representations and warranties of the Company set forth herein shall be true and correct in all material respects (without any exception for approval of shareholders of the Company with respect to any representations or warranties contained herein). At the Closing, the Company shall deliver to the Purchaser a written certificate, dated the Closing Date, reaffirming such representations and warranties as of the Closing Date, including that any representations and warranties are no longer qualified by an exception concerning the approval of the shareholders of the Company.

                     (ii) To the extent it is determined that any approval of shareholders of the Company required by the rules of Nasdaq for the issuance by the Company of the Purchased Shares is required, such approval shall have been obtained; provided, however, that in the event there is a closing hereunder without shareholder approval being obtained, the Company shall be deemed to have made a representation and warranty to the Purchaser that such approval was not required.

                     (iii) All of the transactions contemplated by the Purchase Agreement, dated July 15, 1998, between the Company and the Purchaser (the "Purchase Agreement") shall simultaneously be consummated.

                     (iv) On and as of the Closing Date, there shall not be pending any litigation or governmental proceeding to restrict or prohibit any of the transactions contemplated by this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement or the Security Agreement, including the issuance of the Purchased Shares, nor shall there be outstanding any order, injunction or decree of any court or governmental body restricting or prohibiting any of the transactions contemplated by this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement or the Security Agreement, including the issuance of the Purchased Shares.

                   (v) The consent of NBD Bank of the issuance by the Company of the purchased Shares as described in Section 1.2 above shall have been obtained.

                   (vi) The waiver by The Kaufmann Fund, Inc. of its preemptive rights as described in Section 1.2 above shall have been obtained.

                   (vii) Each of the documents, agreements and stock certificate described in Section 1.2 above required to be delivered at Closing by persons other than the Purchaser shall have been delivered.

                   (viii) The Company shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

                   (ix) A person designated by the Purchaser shall have been validly elected to the Company's Board of Directors for a term expiring at the Company's Annual Meeting of Shareholders to be in 2001.

            (b) The obligation of the Company to go forward on the Closing Date with the consummation of the transactions contemplated herein is subject to the satisfaction, or waiver, of each of the following conditions precedent:

                   (i) On and as of the Closing Date, all of the representations and warranties of the Purchaser set forth herein shall be true and correct in material respects. At the Closing the Purchaser shall deliver to the Company a written certificate, dated the Closing Date, reaffirming such representations and warranties as of the Closing Date.

                   (ii) To the extent it is determined that any approval of shareholders of the Company required by the rules of Nasdaq for the issuance by the Company of the Purchased Shares is required, such approval shall have been obtained.

                   (iii) All of the transactions contemplated by the Purchase Purchase Agreement shall simultaneously be consummated.

                   (iv) On and as of the Closing Date, there shall not be pending any litigation or governmental proceeding to restrict or prohibit any of the transactions contemplated by this Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement or the Security Agreement, including the issuance of the Purchased Shares, nor shall there be outstanding any order, injunction or decree of any court or governmental body restricting or prohibiting any of the transactions contemplated by this

Agreement, the Voting Agreement, the Shareholders' Agreement, the Co-Marketing Agreement, the NBD Subordination Agreement or the Security Agreement, including the issuance of the Purchased Shares.

               (v) The consent of NBD Bank of the issuance by the Company of the Purchased Shares as described in Section 1.2 above shall have been obtained.


               (vi) The waiver by The Kaufmann Fund, Inc. of its preemptive rights as described in Section 1.2 above shall have been obtained.

               (vii) Each of the documents, agreements and stock certificate described in Section 1.2 above required to be delivered at Closing by persons other than the Company shall have been delivered.

               (viii) The Purchaser shall have performed and complied with all agreements and conditions contained herein required to be performed or complied with by it prior to or at the Closing Date.

               (ix) The Purchaser shall have entered into an agreement, in a form mutually acceptable to the Company and the Purchaser, pursuant to which the Purchaser's security interest under the Security Agreement and rights to receive the Co-Marketing Termination Fee (the "Obligation") are subordinated to the liens in the Company's assets held by holders of Senior Debt and the obligations of the Company to the holders of the Senior Debt, on substantially the same terms as contained in the NBD Subordination Agreement. For purposes of this Agreement, the term "Senior Debt" shall mean the principal of (and
premium, if any) and interest on, and   all obligations of the Company to the
holders of the Senior Debt, including all attorneys fees and other costs of enforcement incurred by the holders of the Senior Debt, relating to (i) all Debt, whether outstanding on the date hereof or hereafter created, to banks, financial institutions, insurance companies, business and industrial development corporations, registered investment companies, entities regularly engaged in the business of lending or investing money, and entities constituting Accredited Investors as defined in Rule 501(a)(1), (2) or (3) of the General Rules and Regulations under the Securities Act, and (ii) any and all extensions and renewals of any of the foregoing; provided, however, that Senior Debt shall not include the Debentures and indebtedness as to which the instrument creating or evidencing the same states that such indebtedness is not superior in right of payment (or is subordinate or junior) to the Obligation.

         6. Reasonable Efforts. Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things reasonably necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the transactions contemplated by this Agreement; provided that the foregoing shall not prohibit the Board of Directors of the Company from taking any action permitted by Section XIIA.7. of the Purchase Agreement and shall not require the Purchaser or the Company to enter into any of the Other Agreements which are not exhibits hereto, except in the sole discretion of each of the Purchaser and the Company.

         7.       Termination.  This Agreement may be terminated as follows:

                  (a) At any time by mutual written agreement of the Purchaser and the Company

                  (b) By either the Purchaser or the Company, if the Purchase Agreement terminates for any reason prior to the consummation of the transactions contemplated therein.

                  (c)      By Purchaser if any of the conditions set forth in
Section 5(a) shall not be fulfilled for reasons beyond the reasonable control of Purchaser and are not waived by Purchaser.

                  (d)      By the Company if any of the conditions set forth in
Section 5(b) shall not be fulfilled for reasons beyond the reasonable control of the Company and are not waived by the Company.

         If this Agreement is terminated pursuant to this Section 7, this Agreement shall become void and of no effect with no liability on the part of any party hereto; provided, however, that, if the election to terminate is due to the default of a party hereunder, then the non-defaulting party shall be entitled to any and all remedies available at law or in equity.

         8.       Covenants.

                  (a) Company Covenants. Until the payment of the Co-Marketing Termination Fee provided for under the Co-Marketing Agreement (the "Co-Marketing Termination Fee"), and exercise of the Co-Marketing Agreement Call Right (as defined below) and payment of the Co-Marketing Call Price (as defined below), or the expiration of the Co-Marketing Termination Fee, without being exercised, the Company shall comply with the following covenants:

                           (i) Information and Financial Reports. The Company shall:

                                    (A)     deliver to Purchaser as soon as
         possible, and in any event within 90 days after the close of each fiscal year of the Company, an audited consolidated balance sheet of the Company and its consolidated subsidiaries as of the close of each such fiscal year and audited consolidated statements of income, cash flows and stockholders' equity of the Company and its consolidated subsidiaries for the fiscal year then ended, accompanied by an audit report thereon containing an opinion of an independent certified public accountant firm of national recognition.

                                    (B)     deliver to Purchaser as soon as
         available, and in any event within 45 days after the close of each fiscal quarter of the Company, an unaudited consolidated balance sheet of the Company and its subsidiaries as of the close of each such fiscal quarter and unaudited consolidated statements of income, cash flows and stockholders' equity of the Company and its subsidiaries for the fiscal quarter and from the beginning of the fiscal year to the end of that quarter.

                                    (C) deliver to Purchaser within 45 days
         after the end of each calendar month of each fiscal year of the Company, unaudited financial statements of the Company, including an unaudited consolidated balance sheet of the Company and its Subsidiaries as of the end of such month and unaudited consolidated statements of income and cash flows of the Company and its subsidiaries for such month and for the period from the beginning of the fiscal year to the end of that month.

                           (ii)     Directors and Officers' Insurance.  Subject
to the approval of the Board of Directors as to the reasonableness of applicable premiums, the Company shall use reasonable efforts to maintain directors and officers' insurance ("D&O Insurance") with an aggregate loss limit of at least $7,000,000, the amount in effect as of the date of this Agreement. The Company's current D&O Insurance policy is attached as Exhibit 8(a)(ii).

                           (iii)    Restrictions on Dividends, Redemptions and
Repurchases. The Company will give the Purchaser written notice (a "Distribution Notice") at least thirty (30) days prior to the approval by the Board of Directors of any of the following actions (or if Board approval is not required or will not be obtained, at least thirty (30) days prior to the occurrence of any of the following actions):


                                    (A)     payment or declaration of any
         dividend on any shares of capital stock of the Company, common or preferred, (except dividends with respect to shares of common stock payable solely in shares of common stock), or

                                    (B)     making of any other distribution on
         account of any shares of capital stock of the Company, common or preferred, or

                                    (C)     redemption, purchase or other
         acquisition, directly or indirectly, any shares of capital stock of the Company, common or preferred.

(collectively, "Distributions"). For the thirty (30) days following such notice (the "Distribution Notice Period"), the Purchaser may elect (the "Purchaser's Election") to terminate the Co- Marketing Agreement pursuant to Section 9(b) thereof as though the Co-Marketing Agreement was being terminated by Purchaser without cause, in which case, the Co-Marketing Termination Fee shall become due and payable in full by the Company on the effective date of the termination of the Co-Marketing Agreement. Following the Company's receipt of the Purchaser's Election, no Distribution may be approved or made (unless being made pursuant to a prior Distribution Notice, the Distribution Notice Period for which terminated without the Purchaser making a Purchaser's Election) before the payment by the Company of the Co-Marketing Termination Fee in full, other than as required by the terms of NBD Warrant. In addition to the prohibition set forth above, the Company will not make any Distribution unless, after giving effect thereto, the aggregate amount of all such Distributions (including Distributions under the NBD Warrant) made after December 31, 1998 would not exceed the sum of (1) 50% of Consolidated Net Income for the period commencing on January 1, 1998 to and including the date of the making of the proposed Distribution, computed on a cumulative basis for such entire period,
(2) plus the net cash proceeds received by the Company from the sale, subsequent to the Closing Date, of shares of its capital stock, plus (3) the aggregate principal amount of Debentures converted, after the Closing Date, into shares of Common Stock of the Company or (ii) except as required by the NBD Warrant.

"Consolidated Net Income" shall mean for any period the Net Income of the Company and its subsidiaries for such period determined on a consolidated basis in accordance with GAAP consistently applied and after eliminating earnings or losses attributable to outstanding minority interests in the capital stock of any subsidiary.

"GAAP" shall mean generally accepted accounting principles in effect from time to time.

"Net Income" of any person means, for any period, the net income (or the net deficit) of such person for such period, determined in the following manner:

                           (A) The gross revenues and other proper income credits of such person shall be computed for such period in accordance with GAAP; provided, however, that in any event there shall not be included in such gross revenues and income credits any of the following items: (i) any proceeds of any life insurance policy; (ii) any restoration to income of any contingency or other reserve resulting from unusual or non-recurring transactions, (iii) any net gain arising from any sale or other disposition of any capital assets, and (iv) any gain arising from or represented by items which would, in accordance with GAAP, require separate treatment or classification in the preparation of financial statements.

                           (B) From the amount of such gross revenues and other proper income credits for such period, determined as provided in the preceding clause (a), there shall be deducted an amount equal to the aggregate of all expenses and other proper income charges, exclusive of
         (i) any losses arising from any write-down or abandonment of any capital assets and of any losses arising from the sale or other disposition of any capital assets, and (ii) any charge or expense which would, in accordance with GAAP, require separate treatment or classification in the preparation of financial statements for such period, determined in accordance with GAAP.

                           (iv) Amendments.  The Company shall not amend,
modify or repeal any provision of the Articles of Incorporation (except for the Amendment, solely in terms of the number of shares of capital stock of the Company authorized) or the By-laws of the Company which changes the rights of the holders of Common Stock as set forth in the Articles of Incorporation and the By-laws of the Company as of the date of the Agreement or which would prohibit the Company from paying the Co-Marketing Termination Fee or adversely affects the rights of the Purchaser under the Agreement, the Voting Agreement, the Co-Marketing Agreement or the Security Agreement.

                           (v)     Limitation on Debt. Prior to August 31, 2000,
the Company will not, and will not permit its subsidiaries to, become liable for any Debt, except as follows:

                                   (A)     Up to $4,000,000 in Senior Debt (as
         defined in the Security Agreement) at the Closing Date, $5,000,000 in Senior Debt at June 30, 1999 and $6,000,000 in Senior Debt at June 30, 2000.

                                   (B)     Capital Leases in effect at the
         Closing Date and up to $1,000,000 in Capital Leases and Purchase Money Debt in each calendar year thereafter.

                                   (C)     Up to $1,500,000 in Letters of
         Credit (as defined below).

                                   (D)     Debt due to the Purchaser.

"Debt" means all liabilities of the Company and its subsidiaries for or in respect of (i) borrowed money or which has been incurred in connection with the acquisition of property, (ii) obligations for or in respect of borrowed money or incurred in connection with the acquisition of property secured by a lien on the property of the Company or its subsidiaries, (iii) Capital Leases, in each case to the extent required to be recorded as a liability on the consolidated balance sheet of the Company in accordance with generally accepted accounting principles ("GAAP"), whether outstanding on the date hereof or hereafter created, (iv) obligations evidenced by bonds, debentures, notes or other similar instruments,
(v) all obligations to pay the deferred purchase price of property or services (other than customary trade payables), (vi) all debt of any other person or entity guaranteed by the Company or any of its subsidiaries and (vii) all obligations, contingent or otherwise, with respect to letters of credit and banker's acceptances ("Letters of Credit"), other than letters of credit issued to customers of the Company to secure the performance by the Company of its obligations to such customers under managed care agreements between the customer and the Company. "Capital Leases" are leases of property, the obligations for rental of which are required to be capitalized on the consolidated balance sheet of the Company in accordance with GAAP. "Purchase Money Debt" is Debt incurred by the Company or its subsidiaries to acquire property which is secured solely by such property or other property securing Purchase Money Debt.

                           (vi)     Restrictions on Piggyback Registration
 Rights. The Company will not grant to any other person rights to have their shares of Common Stock participate in a Piggyback Registration (as defined below) in a manner superior to the Purchased Shares held by the Purchaser (except for an Initiating Shareholder (as defined below)), but rather shall cause the Purchased Shares and such shares of Common Stock to be included in any such Piggyback Registration in proportion to the number of shares the Purchaser and each such person request be included in such Piggyback Registration. The Company shall deliver notice to the Purchaser of grants by the Company to any person of rights to have their shares of Common Stock participate in a Piggyback Registration.

                           (vii)    Preemptive Rights. Except for shares of the
Company's voting capital stock (the "Stock") issued in a public offering of shares registered under the Securities Act, shares of Stock issued as compensation or in conjunction with any employee benefit plan or program, shares of Stock issued in connection with the conversion of the Debentures or exercise of options or warrants, or shares of Stock issued for consideration other than money (which, for purposes hereof, includes notes, bonds, debentures or other similar debt instruments), in the event that the Company after the date of this Agreement, but prior to August 31, 2000, issues any shares of Stock as a new issue or from treasury (the "New Issue"), the Purchaser shall have the pre-emptive right to purchase a percentage of such New Issue equal to the Purchaser's percentage holding of the issued and outstanding Stock of the Company at the date of such issuance. The Purchaser may exercise this pre-emptive right at any time within fifteen (15) days after it receives written notice from the Company of the contemplated offer, sale or issuance of the New Issue, by delivery of a written notice stating the number of shares of the New Issue it elects to so purchase and representing and warranting that the Purchaser's representations and warranties to the Company set forth in Section 3 are true and correct in all material respects as though made on the date of such notice.

                           (viii)   Subsidiary Stock.  The Company shall cause
its subsidiaries to not, and to require their subsidiaries to not, issue any additional shares of capital stock of such subsidiaries, other than to (i) the Company or (ii) a wholly owned subsidiary of either the Company or a wholly owned subsidiary of the Company.

                  (b) Company Board Covenant. So long as the Purchased Shares owned by the Purchaser represent beneficial ownership of at least five percent (5%) of the Common Stock of the Company, calculated in accordance with the requirements of Section 13(d) of the Exchange Act, the Company agrees that, as an inducement to the Purchaser to enter into this Agreement, a person designated by the Purchaser shall be a member of the Company's Board of Directors. The Company agrees that if such person is not a member of the Company's Board of Directors as required by the foregoing sentence, except for causes in the absolute control of Purchaser or the Purchaser's designee, such circumstance shall be deemed to be a breach and violation of this Agreement by the Company and the Purchaser shall have all remedies provided herein and at law or in equity. A person designated by LCA or the LCA Group (as such terms are defined in the Voting Agreement) pursuant to the Voting Agreement as their designee for election to the Board of Directors of the Company shall be a person designated by the Purchaser for purposes of this Section 8(b).

                  (c)      Purchaser Covenants.

                           (i)      NBD Subordination Agreement.  The Purchaser
agrees to negotiate with NBD Bank on the terms and conditions to be contained in an agreement to be entered into at Closing between the Company, the Purchaser and NBD Bank subordinating (A) the Purchaser's right to payment of a Co-Marketing Termination Fee (as defined in the Security Agreement) to the indebtedness and obligations due to NBD Bank from the Company and its subsidiaries and (B) the Purchaser's security interest in certain assets of the Company and its subsidiaries granted in the Security Agreement to the security interest of NBD Bank in the same assets of the Company and its subsidiaries (the "NBD Subordination Agreement"). The Purchaser agrees to enter into the NBD Subordination Agreement at Closing, on terms mutually acceptable to the Company, the Purchaser and NBD Bank, in their sole respective discretions.

         9.       Call of Common Stock.

                  (a) At any time from October 1, 2000 to November 30, 2000 (the "Call Period"), the Company shall have the right, by written notice to the Purchaser (the "Call Notice"), to purchase, all and not less than all, the Purchased Shares then held by the Purchaser at a purchase price of $5.00 per share (the "Call Price"). The "Call Effective Date" shall be the first business day occurring more than thirty (30) days after the date the Purchaser receives the Company's Call Notice. At the Call Effective Date, the Purchaser shall deliver to the Company the certificates for the Purchased Shares, duly endorsed in blank, in proper form for transfer, with all signatures properly guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company that is a member of a signature guarantee medallion program, and the Company shall deliver to the Purchaser the Call Price payable therefor in immediately available funds.

                  (b) At any time after termination of the Co-Marketing Agreement in a manner which requires the Company to pay the Co-Marketing Termination Fee, and upon the full payment of such fee to the Purchaser, the Company shall have the right (the "Co-Marketing Agreement Call Right"), by written notice to the Purchaser (the "Co-Marketing Call Notice"), to purchase, all and not less than all, the Purchased Shares then held by the Purchaser at a purchase price of $0.50 per share; provided that if the Co-Marketing Termination Fee is not paid within 90 days after its due date the purchase price shall increase to $0.75 per share and if the Co-Marketing Termination Fee is not paid within 150 days after its due date the purchase price shall increase to $1.00 per share (the "Co-Marketing Call Price"). The "Co-Marketing Call Effective Date" shall be the first business day occurring more than thirty (30) days after the date the Purchaser receives the Company's Co-Marketing Call Notice. At the Co-Marketing Call Effective Date, the Purchaser shall deliver to the Company the certificates for the Purchased Shares, duly endorsed in blank, in proper form for transfer, with all signatures properly guaranteed by a member firm of the New York Stock Exchange or a commercial bank or trust company that is a member of a signature guarantee medallion program, and the Company shall deliver to the Purchaser the Co-Marketing Call Price payable therefor in immediately available funds. During any period in which Universal is required to pay the Co-Marketing Termination Fee, but in no event more than six (6) months after the due date of the Co-Marketing Termination Fee (the "Restricted Period"), the Purchaser agrees not to sell or transfer the Purchased Shares held by it. If the Co-Marketing Fee is due and payable by the Company, but is not paid prior to the end of the Restricted Period, then, after the end of the Restricted Period and until the Co-Marketing Termination Fee is paid in full, the Purchaser may sell the Purchased Shares and promptly following such sale the Company will pay the Purchaser an amount equal to $4.00 per share times the number of shares of Purchased Shares actually so sold, less the proceeds (net of selling commissions and discounts and expenses incurred in connection with the sale) received by the Purchaser from the sale of such shares of Purchased Shares.

                  (c) Upon the occurrence of an Extraordinary Common Stock Event, the Call Price and the Co-Marketing Call Price, respectively, shall, simultaneously with the occurrence of such Extraordinary Common Stock Event, be adjusted by multiplying the Call Price and the Co- Marketing Call Price, respectively, in effect immediately before such Extraordinary Common Stock Event by a fraction, the numerator of which shall be the number of shares of Common Stock outstanding immediately before such Extraordinary Common Stock Event and the denominator of which shall be the number of shares of Common Stock outstanding immediately after such Extraordinary Common Stock Event and the product so obtained shall thereafter be the Adjusted Call Price and the Adjusted Co-Marketing Call Price, respectively. The Adjusted Call Price and the Adjusted Co-Marketing Call Price, respectively, as so adjusted, shall be readjusted in the same manner upon the occurrence of any subsequent successive Extraordinary Common Stock Event or Events. "Extraordinary Common Stock Event" shall mean (i) the issuance of additional shares of Common Stock as a dividend or other distribution on outstanding Common Stock, (ii) the subdivision of outstanding shares of Common Stock into a greater number of shares of Common Stock, or (iii) the combination of outstanding shares of Common Stock into a smaller number of shares of Common Stock.

         10.      Registration Rights.

                  (a) Demand Registration. At any time after July 1, 1999, upon written request (a "Registration Request") of holders of a majority of the Purchased Shares then subject to the registration rights provided for in this
Section 10(a) (who for purposes of this Section 10 shall be referred to collectively as the "Purchaser"), the Company hereby agrees to file with the Securities and Exchange Commission (the "SEC"), as soon as practicable thereafter but not later than 30 days after receipt of such request, a registration statement on Form S-3 or its successor form (the "Form S-3 Registration Statement"), registering the Purchased Shares then outstanding for resale by the Purchaser. Upon receipt of the Registration Request, the Company will give notice to all other holders of Purchased Shares then subject to the registration rights provided for in this Section 10(a) of the Registration Request (other than those making such request) (the "Other Purchasers"), and offer to include in the Form S-3 Registration Statement Purchased Shares (subject to the registration rights provided for in this Section 10) then held by the Other Purchasers, and will include all such shares held by the Other Purchasers in the Form S-3 Registration Statement which such Other Purchasers elect, by a written notice to the Company within 15 days of their receipt of the Company's notice. The Company will furnish the Purchaser with copies of the Form S-3 Registration Statement prior to the filing of the same. The Company will use its reasonable efforts to have such Form S-3 Registration Statement declared effective promptly by the SEC. The Company shall keep such Form S-3 Registration Statement effective for the period necessary for the Purchaser to complete the public resale or other disposition or distribution of the Purchased Shares or, if earlier, the date when all of the Purchased Shares are eligible for sale in one 3-month period under Rule 144 under the Securities Act. If in the good faith judgment of the Board of Directors of the Company (as evidenced by an appropriately adopted resolution), the filing, effectiveness or continued use of the Form S-3 Registration Statement would be materially detrimental to the Company and its shareholders, then the Company shall have the right to defer such filing or effectiveness, and may suspend the Purchaser's right to sell Common Stock under the Form S-3 Registration Statement, for the period during which such filing, effectiveness or use would be materially detrimental to the Company, provided that such deferral or suspension shall be for a period of not more than sixty
(60) days and the Company shall not make such a deferral or suspension more than once in any twelve month period, and, further provided, that during such deferral or suspension the Company shall not file a registration statement for securities to be issued and sold for its own account or for the account of any other security holder of the Company, or both. The Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of 180 days after the effective date of a registration statement, the preparation of which the Company initiated at the time of the Purchaser's request for registration. The Company shall not be required to file the Form S-3 Registration Statement on a date when the inclusion in such Form S-3 Registration Statement of financial statements of the Company, other than the historical financial statements of the Company required to be contained in the most recently required reports of the Company on SEC Forms 10-K and 10-Q and the required reports on SEC Form 8-K since the end of the fiscal year covered by the most recently required report on Form 10-K, would be required under the General Rules and Regulations of the SEC.

                  (b) Piggyback Registration. Whenever the Company proposes to register any of its securities under the Securities Act for sale by the Company solely for cash (other than securities to be issued in connection with any compensation plan, program or agreement), or, upon the request of any of its shareholders who have contractual registration rights, for sale for the account of any of its shareholders, other than Signal Capital Corporation ("Signal") pursuant to the Original Stockholders Agreement, (an "Initiating Shareholder"), (a "Piggyback Registration"), the Company will give written notice to the Purchaser of its intentions to effect such a registration not later than the 20 days prior to the anticipated filing date. Before and after the Closing Date, the Company will use its reasonable efforts to cause Signal to amend the Original Stockholders Agreement to allow the Purchaser to piggyback on a registration statement initiated by Signal in accordance with the provisions of this Section 10(b) provided that the Company in doing so shall not be required to provide Signal with any greater registration rights then those currently provided under the original Stockholders Agreement. The Company will include in such Piggyback Registration all of the Purchased Shares then subject to this Agreement with respect to which the Company has received written request for inclusion therein with 15 days after the receipt by the Purchaser of the Company's notice. The Purchaser shall be permitted to withdraw all or any part of the Purchased Shares from a Piggyback Registration at any time prior to the effective date of such Piggyback Registration. If a Piggyback Registration is an underwritten offering, the

Purchaser shall be obligated to sell its Purchased Shares on the same terms and conditions as apply to the securities being issued and sold by the Company; provided, however, that if an underwritten offering is being conducted in which the Purchaser seeks to exercise its piggyback rights and the managing underwriter advises the Company in writing that in its opinion the total number or dollar amount of securities requested to be included in such registration exceeds the number or dollar amount of securities which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration first the securities which the Company proposes to sell, if the registration was initiated by the Company, or the securities which the Initiating Shareholders propose to sell, if the registration was initiated by or for shareholders of the Company, and then the remaining number and dollar amount of securities of the Company which, in the opinion of the underwriter, can be sold shall be allocated among the Purchaser and persons or entities, other than the Company and the Purchaser, with contractual registration rights seeking to include their securities of the Company in the registration statement (the "Other Holders") (collectively, the Purchaser and the Other Holders shall be referred to as the "Selling Holders") and, in the case where the registration was initiated by or for Initiating Shareholders, the Company, in proportion to the number of shares of Common Stock or other securities each such person has elected to include in the registration statement.

         Notwithstanding the foregoing, if the Company proposes to sell any of its securities under the Securities Act pursuant to the terms of warrants, rights or convertible securities which are being registered in connection with the registration of such warrants, rights or convertible securities or in connection with dividend reinvestment plans, the Company shall have no obligation to register Purchased Shares for sale as part of the offering of such warrants, rights or convertible securities unless the Purchased Shares can be registered and sold in an offering conducted subsequent to such offering, and provided that if the managing underwriter or their representatives, or the selling dealers or their representatives, if any, determine, reasonably and in good faith that the number of securities in any such registration exceeds the number of shares which can be offered and sold on reasonable terms and price under prevailing market conditions, the Company will include in such registration first the warrants, rights or convertible securities which the Company proposes to sell and then, in a subsequent offering, the number and dollar amount of Common Stock or other securities of the Company which can be sold under prevailing market conditions, reduced, if necessary, on a proportionate basis among such Selling Holders as described above.

         Nothing in this Section 10(b) shall be deemed to require the Company to proceed with any registration of its securities after giving the notice herein provided.

                  (c) Blue Sky. The Company shall use its reasonable efforts to register or qualify the Purchased Shares under such securities acts or laws of such states of the United States as the Purchaser shall reasonably request; provided, however, that in no event shall the Company be obligated, in connection therewith, to qualify to do business in any jurisdiction where it shall not then be qualified, grant a general consent to service of process in any jurisdiction in which such consent to service has not been previously given or subject itself to taxation in any jurisdiction where it is not then subject to taxation.

                  (d)    Additional Obligations.  The Company hereby agrees to:

                         (i)      Supply to the Purchaser one true copy of each
Form S-3 Registration Statement and each registration statement filed in connection with a Piggyback Registration (collectively, the "Registration Statement") (and any supplement or amendment thereto) and such number of the preliminary, final and any other prospectus and amendments thereto, prepared in conformity with the requirements of the Securities Act and the rules and regulations thereunder, as each such Purchaser may reasonably request in order to facilitate the public sale of shares owned by the Purchaser.

                         (ii)     Remove all "stop transfer orders" relating
to the Purchased Shares once registered with the SEC under Section 5 of the Securities Act and, thereafter, remove all legends from stock certificates representing such Purchased Shares restricting the transferability of such stock under applicable securities laws;

                         (iii)    Notify the Purchaser immediately, and
confirm the notice in writing, (A) of the effectiveness of the Registration Statement and any amendment thereto (including any post-effective amendment),
(B) of the receipt of any comments from the SEC, (C) of any request by the SEC for any amendment to the Registration Statement or any amendment or supplement to any prospectus relating thereto or for additional information, (D) of the issuance by the SEC of any stop order suspending the effectiveness of the Registration Statement or the initiation of any proceedings for that purpose and
(E) immediately notify the Purchaser at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such Registration Statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading or incomplete in the light of the circumstances then existing. The Company will use its best efforts to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

                         (iv)     Give the Purchaser notice of its intention
to file or prepare any amendment to the Registration Statement (including any post-effective amendment) or any amendment or supplement to the final prospectus (including any revised prospectus which the Company proposes for use by the Purchaser in connection with the offering of the Purchased Shares which differs from the prospectus on file at the SEC at the time the Registration Statement becomes effective, whether or not such revised prospectus is required to be filed pursuant to Rule 424(b) of the Securities Act Regulations), and furnish the Purchaser with copies of any such amendment or supplement a reasonable amount of time prior to such proposed filing or use, as the case may be. The term "Prospectus" shall refer to the final prospectus and any revised prospectus provided to the Purchaser from time to time thereafter and all material incorporated by reference therein. The Company shall prepare and file with the SEC all amendments and supplements to the Registration Statement and Prospectuses necessary to comply with the Securities Act and to keep the Registration Statement effective as required by Section 10(a) in the case of a Form S-3 Registration Statement and
Section 10(b) in the case of a Piggyback Registration.

                           (v)      Amend or supplement the Prospectus forthwith
if any event shall occur as a result of which it is necessary to amend or supplement the Prospectus in order to make the Prospectus not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, so that, as so amended or supplemented, the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances existing at the time it is delivered to a purchaser, not misleading, and furnish to the Purchaser such copies of such amendment or supplement as Purchaser shall request.

                           (vi)     Make available to its security holders, as
soon as reasonably practicable, an earnings statement covering the period of at least twelve months, but not more than eighteen months, beginning with the first month after the effective date of the Registration Statement, which earnings statement shall satisfy the provisions of Section 11(a) of the Securities Act; and

                           (vii)    Take such other actions as are reasonably
requested by the Purchaser in connection with the registration of the Purchased Shares pursuant to this Section 10.

                           (viii)   Use its reasonable efforts to cause all
Purchased Shares covered by such Registration Statements described in this
Section 10 to be listed on Nasdaq, if the Common Stock of the Company is then listed on Nasdaq, or any securities exchange on which the Common Stock of the Company is then listed.

                  (e) Expenses of Registration. All expenses, other than underwriting discounts and selling commissions, incurred in effecting any registration pursuant to this Section 10, including, without limitation, all costs of preparation and registration, filing fees, printing expenses, expenses of compliance with Blue Sky laws, fees and disbursements of counsel for the Company and fees and disbursements of counsel for the Purchaser, up to a maximum of $20,000.00 for Purchaser's counsel, shall be borne by the Company; provided that, in connection with any Piggyback Registration, the Purchaser shall bear the cost of additional filing fees, printing costs and Blue Sky fees and expenses resulting from the inclusion of the Purchased Shares in such registration in proportion to the relative amounts of Purchased Shares included by the Purchaser in such Piggyback Registration in relation to all shares of Common Stock included in such Piggyback Registration by shareholders of the Company.

                  (f) Conditions to Company's Obligations. The Company's obligations under this Section 10 shall be conditioned upon a timely receipt by the Company (after the Company's delivery of notice requesting the same and providing for a reasonable response period) in writing of:

                           (i)      Information as to the terms of such public
offering furnished by or on behalf of the Purchaser; and

                           (ii)     Such other information as the Company may
reasonably require from the Purchaser for inclusion in such Registration Statement.

                  (g)      Indemnification.

                           (i)      The Company agrees to indemnify and hold
harmless the Purchaser, its directors, officers and employees and each person, if any, who controls the Purchaser within the meaning of Section 15 of the Securities Act, against any and all loss, liability, claim, damage and expense whatsoever (including court costs and attorneys' fees) arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment or supplement thereto), including the information deemed to be part of the Registration Statement pursuant to Rule 430A of the rules and regulations of the SEC under the Securities Act (the "Securities Act Regulations"), if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any Prospectus (or any amendment or supplement thereto) or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or any violation by the Company of any applicable securities law or regulation or any action brought by the Purchaser to enforce this indemnification; provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent (i) arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by the Purchaser expressly for use in the Registration Statement (or any amendment or Supplement thereto) or any Prospectus (or any amendment or supplement thereto) or (ii) arising from the fact that a copy of the Prospectus was not timely delivered by the Purchaser to a purchaser who became a plaintiff in a lawsuit.

                           (ii)     The Purchaser agrees to indemnify and hold
harmless the Company, its directors, each of its officers who signed the Registration Statement, officers and employees and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions made in the Registration Statement (or any amendment thereto) or any Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information to the Company by the Purchaser for use in the Registration Statement (or any amendment thereto) or such final Prospectus (or any amendment or supplement thereto) or any violation by the Purchaser of any applicable securities law or regulation or any action brought by the Company to enforce this indemnification.

                           (iii)    Each indemnified party shall give notice as
promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability which it may have otherwise than on account of this indemnity agreement. In case such action is brought against any indemnified party, and it notifies the indemnifying party of the commencement thereof, the indemnifying party will be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such indemnified party and, after notice from the indemnifying party to such indemnified party of its election to assume the defense thereof and so long as the indemnifying party continues to defend vigorously and in good faith the matter, the indemnifying party shall not be liable under this indemnity for any legal expenses subsequently incurred by such indemnified party in connection with the defense thereof, provided however, that the indemnified party shall have the right to employ separate counsel at its expense in any such action and participate in the defense thereof. No indemnifying party shall be liable for any settlement entered into without its consent. No indemnifying party shall, except with the written consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant to the indemnified party of a release from all liability concerning the claim. An indemnifying party who elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the indemnifying party with respect to the claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between the indemnified party and any other indemnified party with respect to the claim, in which event the indemnifying party shall be obligated to pay the fees and expenses of such additional counsel to defend such indemnified party having a conflict of interest with another indemnified party, provided that the Company shall not be required to pay for more than one additional counsel per venue for all such indemnified parties having a similar conflict of interest with such other indemnified party, unless they have conflicts of interest among themselves with respect to the claim, in which case, the indemnifying party shall be required to pay for one additional counsel per venue for each such indemnified party which has a conflict of interest.

                  (h)      Contribution. If the indemnification provided for in
Section 10(g) is unavailable to an indemnified party in respect of any losses, liabilities, claims, damages, or expenses referred to therein, then each indemnifying party thereunder shall contribute to the amount paid or payable by such indemnified party as a result of such losses, liabilities, claims, damages or expenses in such proportion as is appropriate to reflect the relative fault of the Company and the Purchaser in connection with the statements or omissions that resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations. The relative fault of the Company and the Purchaser shall be determined by reference to, among other things, whether the untrue or alleged statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchaser and the parties' relative intent and knowledge.

                           The parties hereto agree that it would not be just
and equitable if contribution pursuant to this Section 10(h) were determined by pro rata allocation or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section, each director of the Purchaser, each officer of the Purchaser and each person, if any, who controls the Purchaser within the meaning of
Section 15 of the Securities Act shall have the same rights to contributions as such Purchaser, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the Securities Act shall have the same rights to contribution as the Company.

                  (i)      Survival. The indemnification provided in this
Section 10 shall survive the registration and sale of the Purchased Shares by the Purchaser and the expiration or termination of this Agreement.

                  (j) Transfers. The rights granted to the Purchaser by the Company under this Section 10 may be transferred or assigned by the Purchaser only to a transferee or assignee of 285,000 or more of the Purchased Shares (as presently constituted and subject to subsequent adjustments for stock splits, stock dividends, reverse stock splits, and the like), provided that the Company is given written notice at the time of or within a reasonable time after said transfer or assignment, stating the name and address of the transferee or assignee and, provided further, that the transferee or assignee of such rights assumes the obligations of Purchaser under this Section 10. The Purchased Shares are no longer covered by the provisions of this Section 10 once sold in a registered public offering or in accordance with the requirements of Rule 144 under the Securities Act or other similar provision.

                  (k) Rule 144 Reporting. The Company agrees to make and keep public information available, as those terms are understood and defined in Rule 144 of the Securities Act, at all times after the date of this Agreement. The Company further agrees to use its best efforts to file with the SEC in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act. So long as the Purchaser owns Purchased Shares, the Company agrees to furnish promptly to the Purchaser, upon its reasonable request, a written statement by the Company as to its compliance with reporting requirements of said Rule 144 and of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly financial statements of the Company and such other reports and documents so filed with the SEC by the Company which will allow the sale of any such Purchased Shares under Rule 144 without registration.

         11.      Indemnification.

                  (a) Indemnification by Purchaser. The Purchaser hereby agrees to indemnify, defend and hold harmless the Company, its officers, directors, employees, shareholders, agents and its successors and assigns, against any and all liabilities, obligations, losses, damages, demands, claims, assessments, actions, tax deficiencies, penalties and interest, reasonable accounting and attorneys' fees, costs and expenses (individually a "Loss" and collectively "Losses"), arising out of, or incident to, any of the following:

                           1. Any misrepresentation, or breach of any warranty of Purchaser contained in this Agreement.


                           2. Any breach of any covenant, agreement or other term or provision hereof to be performed by Purchaser.

                  (b) Indemnification by the Company. The Company hereby agrees to indemnify, defend and hold harmless the Purchaser, its officers, directors, employees, shareholders, agents and its successors and assigns, against any and all liabilities, obligations, losses, damages, demands, claims, assessments, actions, tax deficiencies, penalties and interest, reasonable accounting and attorneys' fees, costs and expenses (individually a "Loss" and collectively "Losses"), arising out of, or incident to, any of the following:

                           1. Any misrepresentation, or breach of any warranty of the Company contained in this Agreement.

                           2. Any breach of any covenant, agreement or other term or provision hereof to be performed by the Company.

                  (c) Claims. If either party desires to make a claim against the other under Section 11(a) or (b) hereof which does not involve a claim by any person other than the parties, then such party shall make such claim by promptly delivering notice to the other in the form set forth in (1) below. If either party (the "Claimant") desires to make a claim for indemnity against the other (the "Indemnitor") under this Agreement which involves a demand, claim or threat of litigation or the actual institution of any action, suit or proceeding (collectively, a "Claim") by a person other than the parties, then such Claim will be made in the following manner and be subject to the following terms and conditions unless otherwise provided for in this
Agreement:

                           Each Claimant shall give notice as promptly as
reasonably practicable to each Indemnitor of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an Indemnitor shall not relieve such Indemnitor from any liability which it may have otherwise then on account of this Section 11. In case such action is brought against any Claimant, and it notifies the Indemnitor of the commencement thereof, the Indemnitor will be entitled to participate in, and, to the extent that it may wish, jointly with any Indemnitor similarly notified, to assume the defense thereof, with counsel reasonably satisfactory to such Claimant and after notice from the Indemnitor to such Claimant of its election to assume the defense thereof and so long as the Indemnitor continues to defend vigorously and in good faith the matter, the Indemnitor shall not be liable under this indemnity for any legal expenses subsequently incurred by such Claimant in connection with the defense thereof, provided however, that the Claimant shall have the right to employ separate counsel at its expense in any such action and participate in the defense thereof. No Indemnitor shall be liable for any settlement entered into without its consent. No Indemnitor shall, except with the written consent of the Claimant, consent to the entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant to the Claimant of a release from all liability concerning the claim. Any Indemnitor who elects not to assume the defense of a claim will not be obligated to pay the fees and expenses of more than one counsel for all parties indemnified by the Indemnitor with respect to the claim, unless in the reasonable judgment of any Claimant a conflict of interest may exist between the Claimant and any other indemnified party with respect to the Claim, in which event the Indemnitor shall be obligated to pay the fees and expenses of such additional counsel to defend such Claimant having a conflict of interest with another indemnified party, provided that the Indemnitor shall not be required to pay for more than one additional counsel per venue for all such indemnified parties having a similar conflict of interest with such other indemnified party, unless they have a conflict of interest among themselves with respect to the Claim, in which case, the Indemnitor shall be required to pay for one additional counsel per venue for each such Claimant which has a conflict of interest.

                  (d) Mitigation of Losses. A Claimant shall be entitled to recover the full amount of any Losses incurred due to the matter for which indemnification is sought, including reasonable attorney's fees incurred in connection therewith, but any recovery shall be net of (a) any insurance proceeds, or (b) any payments received from third parties relating to the matter.

         12. Governing Law and Time. This Agreement shall be governed by and construed in accordance with the laws of the State of Michigan applicable to agreements made and to be performed in said State (without regard to its choice of law or conflict of law rules). The Company hereby consents to the personal jurisdiction of the federal courts (or, if any such federal court is without jurisdiction, a state court) located in or including Burlington, North Carolina in connection with any controversy related to this Agreement and waives any argument that venue in any such forum is not convenient.

         13. Headings. The section and subsection headings in this Agreement are included herein for convenience of reference only and shall not constitute a part of this Agreement for any other purpose.

         14. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         15. Assignment. This Agreement may not be assigned by either party hereto without the prior written consent of the other party hereto.

         16. Attorneys' Fees and Costs. In connection with any litigation brought to enforce any provision of this Agreement, the prevailing party shall be entitled to recover its reasonable attorneys' fees and costs incurred at the trial and appellate levels.

         17. Amendment and Certain Waivers. This Agreement may be amended or modified only by a written agreement executed by the Company and the Purchaser. The Company may take any action prohibited by this Agreement or omit to perform any act required to be performed by it under this Agreement, if the Company obtains the written consent of the Purchaser. No failure to exercise and no delay in exercising any right under this Agreement shall operate as a waiver on such right. No exercise or partial exercise of any right granted under this Agreement shall preclude any other or further exercise thereof or the exercise of any other right. The rights and remedies provided in this Agreement are cumulative and are not exclusive of any other rights or remedies provided by law.

         18. Entire Agreement. This Agreement contains the entire understanding of the parties with respect to the subject matter of this Agreement. There are no representations, promises, warranties, covenants or undertakings other than those expressly set forth or provided for in this Agreement. This Agreement supersedes all prior agreements and understandings among the parties with respect to the transactions contemplated by this Agreement.

         19. Notices. All notices, requests, demands or other communications that are required or may be given pursuant to the terms of this Agreement shall be in writing and delivery shall be deemed sufficient in all respects and to have been duly given on the date of service if delivered personally or by facsimile transmission if receipt is confirmed to the party to whom notice is to be given, or on the date of mailing if mailed by first class - return receipt requested, postage prepaid and properly addressed as follows:

                  If to the Company, to:

                  Universal Standard Healthcare, Inc.
                  26500 Northwestern Highway
                  Southfield, MI  48076
                  Attention:  President

                           Copies to:

                           Dykema Gossett PLLC
                           400 Renaissance Center
                           Detroit, Michigan  48243-1668
                           Attention:  Thomas S. Vaughn, Esq.

                  If to Purchaser, to:

                  Laboratory Corporation of America Holdings
                  358 South Main Street
                  Burlington, NC  27215-9990
                  Attention:

                           Copies to:

                           Mezzullo & McCandlish
                           Suite 825
                           4300 Six Forks Road
                           Raleigh, NC  27609
                           Attention:  John R. Erwin, Esq.

or to such other address as may be specified in writing by any of the above.

         20. Table of Contents and Captions. The captions of the Sections of this Agreement are solely for convenient reference and shall not be deemed to affect the meaning or interpretation of any provision of this Agreement.

         21. Validity of Provisions. Should any part of this Agreement for any reason be declared by any court of competent jurisdiction to be invalid, that decision shall not affect the validity of the remaining portion, which shall continue in full force and effect as if this Agreement had been executed with the invalid portion eliminated, it being the intent of the parties that they would have executed the remaining portion of the Agreement without including any part or portion that may for any reason be declared invalid.

         22. Knowledge. For purposes of this Agreement, "to the best of Company's knowledge" or "to the knowledge of the Company" means if any of the Company's executive officers ("Officers"), as designated in the Company's Proxy Statement dated June 3, 1998, being:

Eugene E. Jennings    Chairman of the Board, President, Chief Executive Officer

Robert J. Helbling    Vice President and Chief Operating Officer of Universal
                      Diagnostics

Alan S. Ker           Vice President, Finance, Chief Financial Officer,
                      Treasurer and Assistant Secretary

Perry C. McClung      Executive Vice President and President of Universal
                      Standard Healthcare of Delaware, Inc.

Imtiaz H. Sattaur     Vice President -- Chief Information Officer
have conscious awareness that the statement as given is not true and correct. Notwithstanding the foregoing, the Company shall be deemed to have knowledge if its Officers engaged in conscious or reckless disregard of facts.

         23. Brokers. Except as set forth in Schedule 2(xviii), each party hereto hereby represents to the other that no broker or finder has acted for or on its behalf in connection with this Agreement or the transactions contemplated hereby, and each party hereby indemnifies the other against all claims for broker's and finder's fees allegedly due under any agreement or understanding between such party and any third party.

         If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement between the Purchaser and the Company in accordance with its terms.

                                                Very truly yours,

                                         UNIVERSAL STANDARD HEALTHCARE, INC.


                                         By:  /s/    Eugene Jennings
                                              ---------------------------------
                                                     Eugene Jennings, President

The foregoing Agreement is hereby confirmed and accepted as of the date first above written:

LABORATORY CORPORATION OF
   AMERICA HOLDINGS


By:  /s/ Bradford T. Smith
     -------------------------------------
     Title:  Executive Vice President

                                   EXHIBIT 1.1
                     to Universal Standard Healthcare, Inc.
                            Stock Purchase Agreement

                                                                   Number of
Name                                                           Purchased Shares
------------------------------------------                     ----------------


Laboratory Corporation of America Holdings                         1,416,667

                        STOCK PURCHASE AGREEMENT BETWEEN
                     UNIVERSAL STANDARD HEALTHCARE, INC. AND
                   LABORATORY CORPORATION OF AMERICA HOLDINGS

                                  July 16, 1998

                                  EXHIBIT LIST

Exhibit 1.1                Number of Purchased Shares

Exhibit 1.2A Stock Certificate dated the Closing Date and registered in the Purchaser's name for the number of Purchased Shares

Exhibit 1.2B               Shareholders' Agreement

Exhibit 1.2C               Voting Agreement

Exhibit 1.2D               Co-Marketing Agreement

Exhibit 1.2E               Security Agreement

Exhibit 2(i)(A)            Articles of Incorporation

Exhibit 2(i)(B)            Certificate of Good Standing of the Company

Exhibit 2(i)(C)            By-laws of the Company

Exhibit 2(iii)(A)          SEC Filings and the Monthly Financials

Exhibit 2(iii)(B)          Material Adverse Changes

Exhibit 2(iv)(A)           The Kaufman Agreement

Exhibit 2(iv)(B)           Original Stockholders Agreement

Exhibit 2(iv)(C)           Westphere Warrant

Exhibit 2(iv)(D)           Debentures

Exhibit 2(iv)(E)           NBD Warrant

Exhibit 2(iv)(F)           Information Regarding Stock Options, Warrants and
                           Debentures

Exhibit 2(xi)              Net Proceeds to the Company

Exhibit 2(xiii)            The Company's Debt

Exhibit 2(xiv)             Tax Matters

Exhibit 2(xv)              Litigation

Exhibit 2(xvi)             Environmental

Exhibit 2(xvii)            Plans

Exhibit 2(xviii)           Brokers or Finders

Exhibit 2(xx)              Projections

Exhibit 2(xxi)             Permits, Licenses, Approvals

Exhibit 8(a)(ii)           D & O Insurance